As filed with the U.S. Securities and Exchange Commission on November 13, 2026
Registration Nos. 333-256809
333-288041
333-298687
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT No. 333-256809
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT No. 333-288041
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT No. 333-298687
UNDER
THE SECURITIES ACT OF 1933

Weatherford International Corp
(Exact name of registrant as specified in its charter)

Delaware	2000 Saint James Place, Houston, Texas 77056	42-2104458
(State or other jurisdiction of incorporation or organization)	(Address of Principal Executive Offices, including Zip Code)	(I.R.S. Employer Identification No.)

Weatherford International Corp Amended and Restated 2019 Equity Incentive Plan
Assumed awards pursuant to:
NCS Multistage Holdings, Inc. Amended and Restated 2017 Equity Incentive Plan
(Full title of the plan)

Scott C. Weatherholt
Executive Vice President, General Counsel and Chief Compliance Officer
Weatherford International plc
2000 Saint James Place
Houston, Texas 77056
(Name and address of agent for service)
(713) 836-4000
(Telephone number, including area code, of agent for service)
Copies to:
Jonathan B. Newton
Heath C. Trisdale
King & Spalding LLP
1100 Louisiana St., Suite 4100
Houston, Texas 77002
(713) 751-3200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer:	☒	Accelerated filer:	☐

Non-accelerated filer:	☐	Smaller reporting company:	☐

		Emerging growth company:	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
This Post-Effective Amendment No. 1 (this “Amendment”) relates to the following registration statements on Form S-8 (collectively, the “Registration Statements”) of Weatherford International plc, an Irish public limited company (“Weatherford-Ireland”): (i) Registration No. 333-256809, filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 4, 2021, relating to the Weatherford International plc Second Amended and Restated 2019 Equity Incentive Plan (as amended and restated from time to time, the “2019 EIP”), (ii) Registration No. 333-288041, filed with the SEC on June 13, 2025, relating to additional shares issuable under the 2019 EIP, and (iii) Registration No. 333-298687, filed with the SEC on September 1, 2026, relating to certain assumed awards under the NCS Multistage Holdings, Inc. Amended and Restated 2017 Equity Incentive Plan (the “NCS Plan” and, together with the 2019 EIP, the “Plans”).
On September 3, 2026, Weatherford-Ireland’s shareholders voted to approve changing its legal domicile from Ireland to Delaware (the “Redomestication”) pursuant to a scheme of arrangement under Irish law (the “Scheme of Arrangement”), that resulted in the shareholders of Weatherford-Ireland becoming stockholders of Weatherford International Corp, a Delaware corporation (“Weatherford-US” or “Weatherford”). The Scheme of Arrangement was effective on November 13, 2026 (the “Effective Date”).
This Amendment is being filed pursuant to Rule 414(d) under the Securities Act of 1933, as amended (the “Securities Act”) for the purpose of establishing Weatherford-US as the successor issuer to Weatherford-Ireland, as Weatherford-US has become the successor registrant of Weatherford-Ireland’s ordinary shares pursuant to Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Weatherford-US hereby expressly adopts each Registration Statement as its own registration statement for all purposes of the Securities Act and the Exchange Act. This Amendment does not reflect any increase in the number of shares of Weatherford-US’ common stock issuable pursuant to the plans listed on the cover page hereof.
Weatherford-US has amended and restated the Plans to reflect the Redomestication and Weatherford-US’ adoption of all of Weatherford-Ireland’s obligations under the Plans, and amended the awards granted under the Plans as necessary to provide for the issuance of shares of Weatherford-US common stock upon vesting of such awards. The amended Plans are filed as Exhibits 10.1 and 10.2, respectively, to this Amendment, and are hereby incorporated by reference in this Amendment.
For the purposes of this Amendment, the “Company,” “we,” “us” and “our” refer to (i) Weatherford-Ireland and its subsidiaries, with respect to the period prior to the Effective Date, and to (ii) Weatherford-US and its subsidiaries, with respect to the period on and after the Effective Date, in each case unless otherwise stated or the context otherwise requires.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act. Such documents are not required to be, and are not, filed with the U.S. Securities and Exchange Commission (the “SEC”), either as part of this Registration Statement or as a prospectus or prospectus supplement, pursuant to Rule 424 under the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents filed by Weatherford with the SEC are incorporated by reference into this Registration Statement:
(i)Weatherford’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “2025 Form 10-K”), filed with the SEC on February 4, 2026;
(ii)Weatherford’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 21, 2026 (solely with respect to those portions that were incorporated by reference into the 2025 Form 10-K);
(iii)Weatherford’s Definitive Proxy Statement on Schedule 14A filed with the SEC on July 13, 2026;
(iv)Weatherford’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2026 filed with the SEC on April 22, 2026, for the quarter ended June 30, 2026, filed with the SEC on July 22, 2026 and for the quarter ended September 30, 2026, filed with the SEC on October 21, 2026;
(v)Weatherford’s Current Reports on Form 8-K filed with the SEC on January 27, 2026, April 2, 2026, June 1, 2026, June 11, 2026, September 1, 2026, September 3, 2026, September 4, 2026, October 20, 2026, October 27, 2026 and November 13, 2026 (other than any portions thereof deemed furnished and not filed); and
(vi)The description of Weatherford’s common stock contained in Exhibit 4.1 to its Current Report on Form 8-K12B filed on November 13, 2026, and any amendment or report filed with the SEC for the purpose of updating such description.
In addition, all documents subsequently filed by Weatherford with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information that Weatherford discloses under Items 2.02 or 7.01 of any Current Report on Form 8-K or 8-K/A that it may from time to time furnish to the SEC or any other document or information deemed to have been furnished and not filed with the SEC will be incorporated by reference into, or otherwise included in, this Registration Statement.
Any statement, including financial statements, contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or therein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
Not applicable.
Item 6. Indemnification of Directors and Officers.
Weatherford is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law, or DGCL, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.
Weatherford’s amended and restated certificate of incorporation provides that, to the fullest extent permitted by the DGCL, no director of Weatherford will be personally liable to Weatherford or its stockholders for monetary damages for breach of fiduciary duty as a director. However, this provision does not eliminate or limit the liability of a director:
•for any breach of the duty of loyalty to Weatherford or its stockholders;
•for acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law;
•under Section 174 of the DGCL regarding unlawful dividends and stock purchases; or
•for any transaction from which the director derived an improper personal benefit.
Weatherford’s amended and restated bylaws (the “Bylaws”) provide that Weatherford will indemnify each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding by reason of the fact that he or she is or was a director or an officer of Weatherford or, while a director or officer of Weatherford, is or was serving at the request of Weatherford as a director, officer, employee, agent or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware law, including against all expenses, liability and loss reasonably incurred or suffered by such person.
The Bylaws also provide that Weatherford will pay the expenses (including attorneys’ fees) incurred by a director or officer in defending or making certain appearances in any such proceeding in advance of its final disposition or in connection with establishing or enforcing a right to indemnification or advancement of expenses, subject to an undertaking by the indemnitee to repay all amounts so advanced if it is ultimately determined that the indemnitee is not entitled to indemnification or advancement of expenses. The Bylaws also provide certain exceptions to the above and provide that Weatherford may indemnify employees and agents to the fullest extent permitted by Delaware law, subject to certain exceptions.
Weatherford maintains liability insurance policies covering its officers and directors against some liabilities, including certain liabilities under the Securities Act, that may be incurred by them. In addition, and as is customary, Weatherford has entered into indemnification agreements with its directors and executive officers. These agreements provide for the indemnification of, and advancement of expenses to, the indemnitees to the fullest extent permitted by applicable law, subject to certain exceptions described in the indemnification agreements.

Item 7. Exemption from Registration Claimed.
Not applicable.

Item 8. Exhibits.

Exhibit Number.	Description
3.1	Amended and Restated Certificate of Incorporation of Weatherford International Corp (incorporated by reference to Exhibit 3.1 to Weatherford's Current Report on Form 8-K12B filed November 13, 2026)
3.2	Amended and Restated Bylaws of Weatherford International Corp (incorporated by reference to Exhibit 3.2 to Weatherford's Current Report on Form 8-K12B filed November 13, 2026)
5.1*	Opinion of King & Spalding LLP
10.1	Weatherford International Corp Amended and Restated 2019 Equity Incentive Plan (incorporated by reference to Exhibit 10.3 to Weatherford’s Current Report on Form 8-K12B filed November 13, 2026)
10.2	NCS Multistage Holdings, Inc. Amended and Restated 2017 Equity Incentive Plan (incorporated by reference to Exhibit 10.4 to Weatherford’s Current Report on Form 8-K12B filed November 13, 2026)
23.1*	Consent of KPMG LLP
23.2*	Consent of King & Spalding LLP (included in Exhibit 5.1 to this Registration Statement)
24.1
Power of Attorney (included in the Signature Pages to the Registration Statement No. 333-256809 filed June 4, 2021, Registration Statement No. 333-288041 filed June 13, 2025 and Registration Statement No. 333-298687 filed on September 1, 2026)

__________________
*Filed herewith
Item 9. Undertakings.
(a)The undersigned registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” table in the effective Registration Statement.
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the undersigned registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(h)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, Texas, on November 13, 2026.

WEATHERFORD INTERNATIONAL CORP

By:	/s/ Scott C. Weatherholt
Name:	Scott C. Weatherholt
Title:	Executive Vice President, General Counsel and Chief Compliance Officer
Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statements has been signed by the following persons in the capacities listed on the 13th day of November, 2026.

Signatures	Title

*	President, Chief Executive Officer and Director (Principal Executive Officer)
Girishchandra K. Saligram

*	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Anuj Dhruv

/s/ Maximiliano Kricorian	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)
Maximiliano Kricorian

*	Chairman of the Board and Director
Charles M. Sledge

*	Director
Steven Beringhause

*	Director
Benjamin C. Duster IV

*	Director
Neal P. Goldman

*	Director
Jacqueline Mutschler

* By:	/s/ Scott C. Weatherholt	Attorney-in Fact
Scott C. Weatherholt